SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report) (Date of earliest event reported)	May 13, 2005 May 9, 2005

ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation)	001-13643 (Commission File Number)	73-1520922 (IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 9, 2005, we entered into four agreements (collectively, the "Purchase Agreements") to acquire the natural gas liquids ("NGL") businesses owned by several subsidiaries and an affiliate of Koch Industries, Inc. (collectively, "Koch"), for an aggregate purchase price of approximately $1.35 billion. The final purchase price to be paid at closing is subject to adjustment, customary for transactions of this nature, pursuant to the terms of the Purchase Agreements.

Under the Purchase Agreements, we will purchase:

(a) Koch's mid-continent NGL business unit through the acquisition from Koch Hydrocarbon Management Company, LLC ("KHMC") of both 100 percent of the membership interest in NGL/LP, LLC and all of the outstanding capital stock of Koch Underground Storage Company;

(b) additional mid-continent NGL assets from Koch Pipeline Company, L.P.;

(c) Koch's 80 percent ownership interest in the Mont Belvieu I NGL fractionation facility through the acquisition from Koch Holdings Enterprises, LLC of 100 percent of the membership interest in MB1/LP, LLC; and

(d) Koch's 10.1765 percent membership interest in Venice Energy Services Company, L.L.C. through the acquisition from KHMC of 100 percent of the membership interest in Koch Vesco Holdings, LLC.

The Purchase Agreements contain representations and warranties, covenants, indemnifications, and conditions to closing that are customary for transactions of this type.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.
Date:	May 13, 2005	By:	/s/ Jim Kneale
Jim Kneale Executive Vice President -- Finance and Administration and Chief Financial Officer (Principal Financial Officer)

3